Exhibit 99.01

Press Release
www.shire.com

Shire Settles All Pending Litigation with Anchen and TWi Concerning INTUNIV®

Philadelphia, PA – September 6, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPG), announces that its subsidiary, Shire LLC, has settled all pending litigation with Anchen Pharmaceuticals, Inc., and Anchen, Inc.(“Anchen”) and TWi Pharmaceuticals, Inc. (“TWi”) in connection with TWi’s Abbreviated New Drug Application (“ANDA”) for a generic version of Shire’s INTUNIV® ( guanfacine hydrochloride) for the treatment of Attention Deficit Hyperactivity Disorder.  Anchen is TWi’s authorized distributor and its filing agent with the US Food and Drug Administration.

The settlement provides TWi with a license to make, and Anchen a license to market, TWi’s generic versions of INTUNIV in the United States on July 1, 2016, or earlier in certain limited circumstances.  Such sales will require the payment of a royalty to Shire, except in certain circumstances.  Also as part of the settlement, under certain circumstances Shire may authorize Anchen to sell authorized generic versions of INTUNIV supplied by Shire, on which Shire will receive a significant royalty.  To date, the US Food and Drug Administration has not granted final approval for any generic version of INTUNIV.

The litigation involved a patent infringement lawsuit relating to U.S. patents 6,287,599 (“the ‘599 Patent”), and 6,811,794 (“the ‘794 Patent”).  As part of the settlement, Anchen and TWi have agreed to a consent judgment confirming that their proposed generic products infringe Shire’s ’599 and ’794 Patents and that the two patents are valid and enforceable with respect to those proposed generic products and any other generic version of INTUNIV.

Shire’s litigation with Teva Pharmaceuticals USA, Inc and Actavis Inc. in the US District Court in Delaware in connection with their ANDAs, and attempt to market generic versions of Shire’s INTUNIV, is not affected by this settlement.  The lawsuits against those parties asserting infringement of Shire’s ’599 and ’794 Patents are ongoing and a trial is scheduled to begin on September 17, 2012.

The agreements, which are effective immediately, will be submitted to the US Federal Trade Commission and Department of Justice for review as required by law.

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Media
Jessica Mann (Corporate)	jmann@shire.com	+44 1256 894 280
Gwen Fisher (Specialty Pharma)	gfisher@shire.com	+1 484 595 9836

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceuticals, Human Genetic Therapies and Regenerative Medicine products, as well as the ability to secure new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.